Exhibit 99.1

EXPLANATION OF RESPONSES

(1) Consists of 18,491,809 shares held by TMG Holdings Coöperatief U.A. (“TMG”), a Dutch Coöperatief. TMG is owned by Warburg Pincus (Bermuda) Private Equity IX, L.P. (“WP Bermuda IX”), a Bermuda limited partnership, and WP (Bermuda) IX PE One Ltd. (“WPIX PE One”), a Bermuda company. The general partner of WP Bermuda IX is Warburg Pincus (Bermuda) Private Equity Ltd. (“WP Bermuda Ltd.”), a Bermuda company. Each of WP Bermuda IX, WPIX PE One and WP Bermuda Ltd. is managed by Warburg Pincus LLC (“WP LLC”), a New York limited liability company. Charles R. Kaye and Joseph P. Landy are the Managing General Partners of Warburg Pincus & Co., a New York general partnership (“WP”), the sole member of WP Bermuda Ltd. and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Each of the Warburg Pincus entities, Mr. Kaye and Mr. Landy have shared voting and investment control of all of the ordinary shares of stock referenced above. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), Mr. Kaye, Mr. Landy, WP Bermuda IX, WPIX PE One, WP Bermuda Ltd., WP LLC and WP may be deemed to be the beneficial owners of ordinary shares held by TMG. Each of Mr. Kaye, Mr. Landy, WP Bermuda IX, WPIX PE One, WP Bermuda Ltd., WP LLC and WP disclaims beneficial ownership of the ordinary shares except to the extent of any indirect pecuniary interest therein.

Mr. Carney is a Partner of WP and a Managing Director of WP LLC. All shares indicated as owned by Mr. Carney are included because of his affiliation with the Warburg Pincus entities. Mr. Carney disclaims beneficial ownership of all securities that may be deemed to be beneficially owned by Warburg Pincus entities, except to the extent of any indirect pecuniary interest therein. This Form 3 shall not be deemed an admission that Mr. Carney or any other person referred to herein is a beneficial owner of any securities for purposes of Section 16 of the Exchange Act or for any other purpose.

(2) Consists of 307,698 ordinary shares held by Stichting Administratiekantoor Tornier, or STAK. Mr. Carney is a member of the board of directors of STAK, which board is authorized to act by the affirmative vote of two of its members. All shares indicated as owned by Mr. Carney that are held by STAK are included because of his affiliation with STAK, Mr. Carney disclaims beneficial ownership of all securities that may be deemed to be beneficially owned by STAK, except to the extent of any indirect pecuniary interest therein. This Form 3 shall not be deemed an admission that Mr. Carney or any other person referred to herein is a beneficial owner of any securities for purposes of Section 16 of the Exchange Act or for any other purpose.